Exhibit 99.1

Roper Industries, Inc.

Contact Information:
Investor Relations
+1 (770) 495-5100
investor-relations@roperind.com

Roper Industries Announces Record Third Quarter Results

Diluted Earnings Per Share of $0.56;
Sales Up 17%; Net Earnings Up 30% to $51 Million

Duluth, Georgia, October 26, 2006 … Roper Industries, Inc. (NYSE: ROP) reported record results for its third quarter ended September 30, 2006. Net sales were up 17% to $427 million. Excluding acquisitions, sales were up 11%. Diluted earnings per share (DEPS) were $0.56, up from $0.45 in the third quarter 2005. Current year results include the effects from implementation of SFAS 123R and related equity compensation costs. The results also include the dilution from the Company’s senior subordinated convertible notes. Without this dilution DEPS would have been $0.57 in the quarter.

“We are pleased to report strong sales and income growth during the quarter,” said Brian Jellison, Roper’s Chairman, President and CEO. “Operating margins expanded in all four segments reaching 20.5% for the Company, up 140 basis points from the prior year. Our internal growth and operating improvements drove EBITDA margins up to 25.4% in the third quarter 2006. Business conditions continue to be strong, and we closed the third quarter with a record $431 million in backlog.”

Operating income was $88 million and net earnings grew 30% to $51 million. The Company reported third quarter EBITDA of $109 million. Net working capital was reduced 110 basis points to 16.3% of third quarter annualized 2006 sales. Net debt (debt minus cash) was reduced to 36.5% of total net capitalization.

Orders totaled $436 million for the quarter, up 7% and excluding the Radio Frequency (RF) segment, orders were up 18%. Industrial Technology was up 18%, Energy Systems up 12% and Scientific Imaging up 26%. While RF third quarter net orders were off 17% in the quarter, fourth quarter RF orders are expected to be up more than 30% from the comparable quarter in 2005. Despite the lumpy nature of RF segment quarterly net order numbers, the Company expects the 2006 RF segment net orders to be up 12% or more over 2005.

Roper is increasing its full year DEPS and EBITDA guidance, which does not include benefits from future acquisitions or the dilutive effects resulting from the Company’s convertible notes. The Company is increasing its full year DEPS guidance from $2.05-$2.11 to $2.11-$2.15. In the first three quarters of 2006 the dilutive effect resulting from the Company’s convertible notes totaled $0.03 per share or $0.01 per share per quarter. The Company is increasing its full year EBITDA guidance from $405+ million to $413+ million.

Conference Call to be Held at 10:00 AM (ET) Tomorrow

A conference call to discuss these results has been scheduled for 10:00 AM ET on Friday, October 27, 2006. The call can be accessed via webcast or by dialing (800) 811-8824 or +1 (913) 981-4903, using access code 5472533. Webcast information and conference call materials will be made available in the “Investor” section of Roper’s website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 5472533.

Table 1: EBITDA (Millions)

	Q3 2005	Q3 2006	2006 Full Year Estimates
Net Earnings	$39	$51	$188	+
Add: Interest Expense	11	11	44
Add: Income Taxes	20	26	99	+
Add: Depreciation and Amortization	18	21	82
Rounding	1	0	0

EBITDA	89	109	413	+

Table 2: Net Debt-to-Net Capital Ratio (Millions)

Q3 2006
Total Debt	$856
Less: Cash	(41)

Equals: Net Debt	815
Add: Shareholders' Equity	1,419

Equals: Net Capital	$2,234

Net Debt Divided by Net Capital	36.5%

Table 3: Diluted Earnings Per Share (Thousands, Except Earnings Per Share)

	Q1 2006	Q2 2006	Q3 2006
Net Earnings	$37,686	$48,093	$50,814

Diluted Weighted Average Common Shares	89,711	91,043	90,963
Diluted Earnings Per Share (DEPS)	$0.42	$0.53	$0.56

Diluted Weighted Average Common Shares,
Excluding Effect of Convertible Notes	87,887	88,699	88,843
DEPS, Excluding Dilution From Convertible Notes	$0.43	$0.54	$0.57

About Roper Industries

Roper Industries is a market-driven, diversified growth company with annual revenues of $1.5 billion, and is a component of the S&P MidCap 400 and the Russell 1000 Indexes. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications. Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations. Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies. We also face other general risks, including our ability to realize cost savings from our operating initiatives, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

_________________

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,878	$53,116
Accounts receivable	304,385	257,210
Inventories	161,616	131,838
Deferred taxes	19,827	19,145
Other current assets	48,548	36,898

Total current assets	575,254	498,207

PROPERTY, PLANT AND EQUIPMENT, NET	103,234	97,462

OTHER ASSETS:
Goodwill	1,436,161	1,353,712
Other intangible assets, net	496,609	501,365
Deferred taxes	25,323	25,852
Other assets	43,297	45,708

Total other assets	2,001,390	1,926,637

TOTAL ASSETS	$2,679,878	$2,522,306

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$91,076	$71,693
Accrued liabilities	148,532	142,835
Income taxes payable	13,478	14,718
Deferred taxes	2,362	3,066
Current portion of long-term debt	291,458	273,313

Total current liabilities	546,906	505,625

NONCURRENT LIABILITIES:
Long-term debt	564,072	620,958
Deferred taxes	127,139	124,202
Other liabilities	22,282	21,733

Total liabilities	1,260,399	1,272,518

STOCKHOLDERS' EQUITY:
Common stock	895	883
Additional paid-in capital	699,220	670,322
Retained earnings	670,873	549,603
Accumulated other comprehensive earnings	70,958	51,731
Treasury stock	(22,467)	(22,751)

Total stockholders' equity	1,419,479	1,249,788

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,679,878	$2,522,306

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net sales	$427,217	$365,164	$1,235,250	$1,060,565
Cost of sales	208,967	180,407	609,720	533,242

Gross profit	218,250	184,757	625,530	527,323
Selling, general and administrative expenses	130,730	114,981	385,142	343,291

Income from operations	87,520	69,776	240,388	184,032
Interest expense	11,066	11,437	33,178	32,771
Other income/(expense)	267	867	108	1,110

Earnings from continuing operations before
income taxes	76,721	59,206	207,318	152,371
Income taxes	25,907	20,012	70,725	49,604

Net Earnings	$50,814	$39,194	$136,593	$102,767

Earnings per share:
Basic	$0.58	$0.46	$1.58	$1.20
Diluted	$0.56	$0.45	$1.51	$1.18
Weighted average common and common
equivalent shares outstanding:
Basic	87,050	85,431	86,679	85,380
Diluted	90,963	87,096	90,640	86,896

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended September 30,
	2006	2005
Net earnings	$136,593	$102,767
Depreciation	21,632	20,791
Amortization	38,694	32,036
Other, net	(43,386)	20,331

Cash provided by operating activities	153,533	175,925
Business acquisitions, net of cash acquired	(103,394)	(181,086)
Capital expenditures	(23,547)	(16,059)
Other, net	(1,383)	(1,014)

Cash used by investing activities	(128,324)	(198,159)
Debt payments, net	(43,856)	(22,016)
Windfall tax benefit from exercise of stock options	5,051	--
Dividends	(15,291)	(13,593)
Other, net	14,448	13,124

Cash used by financing activities	(39,648)	(22,485)
Effect of exchange rate changes on cash	2,201	(5,604)

Net decrease in cash and equivalents	(12,238)	(50,323)
Cash and equivalents, beginning of period	53,116	129,419

Cash and equivalents, end of period	$40,878	$79,096

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2006		2005		2006		2005
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$140,624		$122,339		$402,204		$367,726
Energy Systems & Controls	88,485		76,208		233,109		225,388
Scientific & Industrial Imaging	83,501		65,781		249,923		175,821
RF Technology	114,607		100,836		350,014		291,630

Total	$427,217		$365,164		$1,235,250		$1,060,565

Gross profit:
Industrial Technology	$65,863	46.8%	$57,203	46.8%	$192,389	47.8%	$173,723	47.2%
Energy Systems & Controls	48,809	55.2%	41,490	54.4%	126,473	54.3%	119,690	53.1%
Scientific & Industrial Imaging	49,017	58.7%	37,142	56.5%	141,725	56.7%	98,603	56.1%
RF Technology	54,561	47.6%	48,922	48.5%	164,943	47.1%	135,307	46.4%

Total	$218,250	51.1%	$184,757	50.6%	$625,530	50.6%	$527,323	49.7%

Operating profit*:
Industrial Technology	$32,747	23.3%	$25,697	21.0%	$92,489	23.0%	$76,127	20.7%
Energy Systems & Controls	25,108	28.4%	20,784	27.3%	59,077	25.3%	54,441	24.2%
Scientific & Industrial Imaging	18,832	22.6%	13,472	20.5%	52,703	21.1%	32,463	18.5%
RF Technology	19,344	16.9%	16,295	16.2%	62,368	17.8%	40,041	13.7%

Total	$96,031	22.5%	$76,248	20.9%	$266,637	21.6%	$203,072	19.1%

Net Orders:
Industrial Technology	$149,801		$126,803		$436,595		$373,059
Energy Systems & Controls	89,003		79,654		231,350		225,298
Scientific & Industrial Imaging	85,758		68,317		245,140		186,149
RF Technology	111,113		133,221		348,614		318,305

Total	$435,675		$407,995		$1,261,699		$1,102,811

* Operating profit is before unallocated corporate general and administrative expenses. Such expenses were $8,511 and $6,472 for the three months ended September 30, 2006 and 2005, respectively, and $26,249 and $19,040 for the nine months ended September 30, 2006 and 2005, respectively.